EXHIBIT 10-42

PLEDGE AND SECURITY AGREEMENT

made by

COMMUNICATION INTELLIGENCE CORPORATION

and certain of its Subsidiaries

in favor of

SG PHOENIX LLC,

as Collateral Agent

for the ratable benefit of the Secured Parties

Dated as of June 5, 2008

EXHIBIT 10-42

Table of Contents

Page

SECTION 1.	Defined Terms	1
1.1	Definitions.	1
1.2	Other Definitional Provisions	5
SECTION 2.	Grant of Security Interest	5
SECTION 3.	Representations and Warranties	6
3.1	Title; No Other Liens	6
3.2	Perfected First Priority Liens	7
3.3	Jurisdiction of Organization; Chief Executive Office	7
3.4	Farm Products	7
3.5	Investment Property	7
3.6	Receivables.	8
3.7	Intellectual Property.	8
3.8	Commercial Tort Claims.	8
SECTION 4.	Covenants.	9
4.1	Delivery of Instruments, Certificated Securities and Chattel Paper	9
4.2	Maintenance of Insurance.	9
4.3	Maintenance of Perfected Security Interest; Further Documentation.	9
4.4	Changes in Name, etc.	10
4.5	Notices	10
4.6	Investment Property.	10
4.7	Intellectual Property.	12
4.8	Commercial Tort Claims	13
SECTION 5.	Remedial Provisions.	13
5.1	Certain Matters Relating to Receivables.	13
5.2	Communications with Obligors; Grantors Remain Liable.	14
5.3	Pledged Stock.	15
5.4	Proceeds to be Turned Over to Collateral Agent	16
5.5	Application of Proceeds	16
5.6	Code and Other Remedies	16
5.7	Registration Rights	17
5.8	Subordination	18
5.9	Deficiency	18
SECTION 6.	The Collateral Agent.	18
6.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	18
6.2	Undertaking of the Collateral Agent.	20
6.6	Duty of Collateral Agent	24

(i)

EXHIBIT 10-42

Table of Contents
(continued)
Page

6.7	Execution of Financing Statements	24
6.8	Authority of Collateral Agent	24
6.9	Intercreditor Arrangements	24
SECTION 7.	Miscellaneous.	25
7.1	Amendments.	25
7.2	Notices	25
7.3	No Waiver by Course of Conduct; Cumulative Remedies	25
7.4	Enforcement Expenses; Indemnification.	26
7.5	Security Interest Absolute	26
7.6	Successors and Assigns	26
7.7	Set-Off; Limitation on Individual Actions.	26
7.8	Counterparts	27
7.9	Severability	28
7.10	Section Headings	28
7.11	Integration	28
7.12	GOVERNING LAW	28
7.13	Submission To Jurisdiction; Waivers	28
7.14	Acknowledgements	29
7.15	Additional Grantors.	30
7.16	Continuing Security Interest; Releases of Collateral.	30
7.17	WAIVER OF JURY TRIAL	30

SCHEDULES

Schedule 1                           —                 Notice Address
Schedule 2                           —                 Investment Property
Schedule 3                           —                 Perfection Matters
Schedule 4                           —                 Location of Jurisdiction of Organization and Chief Executive Offices
Schedule 5                           —                 Intellectual Property

ANNEXES

Annex 1                   —         Form of Assignment and Assumption Agreement

(ii)

EXHIBIT 10-42

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of June 5, 2008, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of SG PHOENIX LLC (“Phoenix”), as Collateral Agent (in such capacity, the “Collateral Agent”) for (i) the lenders (the “Lenders”) party to the Credit Agreement, dated as of June 5, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COMMUNICATION INTELLIGENCE CORPORATION (the “Borrower”) and the Lenders.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Loans under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.                                Defined Terms

1.1           Definitions.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Contract, Documents, Equipment, Farm Products, Fixture, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)           The following terms shall have the following meanings:

“Act of Required Lenders” means, as to any matter at any time, a direction in writing delivered to the Collateral Agent by or with the written consent of the Required Lenders.

“Agreement” means this Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

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“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral” has the meaning set forth in Section 2.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.4.

“Copyrights” means  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Default” means any “Default” under, and as defined in, any Loan Document.

“Deposit Account” has the meaning defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of Obligations” means the occurrence of all of the following:

(a)           termination or expiration of all commitments of the Lenders to extend credit that would constitute Obligations;

(b)           payment in full in cash and discharge of the principal of and interest and premium (if any) on all Obligations; and

(c)           without duplication, payment in full in cash and discharge of all other Obligations, other than any inchoate indemnity obligations that expressly survive the termination of the underlying Loan Documents.

“Grantors” has the meaning set forth in the preamble, together with any other entity that may become a party hereto (and is identified as a Grantor) as provided herein.

“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses,

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the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and any transferable rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property” means, collectively, (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” means, collectively, each issuer of any Investment Property.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means the collective reference to the unpaid principal of and interest on the Loans and Notes and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, premiums (if any), reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Officer’s Certificate” means a certificate of a Responsible Officer of the Borrower.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

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“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes in principal amounts in excess of $10,000 issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” means the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Required Lenders” means Lenders representing a majority in principal amount of the then outstanding Loans.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, any executive vice president or the chief financial officer of the Borrower.

“Secured Parties” means, collectively, the Collateral Agent and the Lenders.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means this Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, depositary agreements, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications), whether in the

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United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

1.2           Other Definitional Provisions

(a)           The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.                                Grant of Security Interest

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Contracts;

(d)           all Deposit Accounts and cash;

(e)           all Documents;

(f)           all Equipment;

(g)           all Fixtures;

(h)           all General Intangibles;

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(i)           all Instruments;

(j)           all Intellectual Property;

(k)           all Inventory;

(l)           all Goods;

(m)           all Investment Property;

(n)           all Letter-of-Credit Rights;

(o)           all Commercial Tort Claims described in Section 4.8 hereof;

(p)           all books and records pertaining to the Collateral; and

(q)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

SECTION 3.                                Representations and Warranties

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their Loans to the Borrower under the Credit Agreement, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1           Title; No Other Liens

.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral under each then outstanding Loan Document, such Grantor owns, or has rights in, each item of the Collateral free and clear of any and all Liens or claims of others.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

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3.2           Perfected First Priority Liens

.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral for which such filings and actions are effective to perfect such security interests in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, except such Persons who are good faith purchasers to the extent set forth in the New York UCC and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law or as otherwise permitted to have priority over the Liens on the Collateral under Section 3.2 of the Credit Agreement.

3.3           Jurisdiction of Organization; Chief Executive Office

.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.  Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

3.4           Farm Products

.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.5           Investment Property

.

(a)           The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b)           All the shares of the Pledged Stock issued by an Issuer which is a Subsidiary of such Grantor have been duly and validly issued and are, if such shares are shares of stock in a domestic corporation, fully paid and nonassessable.

(c)           Each of the Pledged Notes issued by an Issuer which is a Subsidiary of such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)           Such Grantor is the owner of, and has good title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or as otherwise permitted under Section 3.2 of the Credit Agreement.

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3.6           Receivables.

(a)           No amount in excess of $50,000 payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b)           The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

3.7           Intellectual Property.

(a)           Schedule 5 lists all Intellectual Property owned by such Grantor in its own name on the date hereof and which is registered with the United States Copyright Office or the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

(b)           On the date hereof, all material scheduled Intellectual Property owned, used or held by such Grantor is valid, subsisting, unexpired and in full force and effect, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property owned, used or held by such Grantor in any respect.

(d)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit, cancel or question the validity of any Intellectual Property owned, used or held by such Grantor or such Grantor’s ownership interest therein.

(e)           No action or proceeding is pending, or, to the knowledge of Grantor, threatened, on the date hereof asserting infringement by Grantor of any intellectual property rights owned by another entity.

3.8           Commercial Tort Claims.

(a)           On the date hereof, except to the extent listed in Section 2.1 above, no Grantor has rights in any Commercial Tort Claim with a reasonably expected value in excess of $50,000.

(b)           Upon the filing of a financing statement specifically describing any Commercial Tort Claim referred to in Section 4.8 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor except such Persons who are good faith purchasers to the extent set forth in the New

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York UCC, which security interest shall be prior to all other Liens on such Collateral except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law or as otherwise permitted to have priority over the Liens on the Collateral under the relevant provisions of the then effective Loan Documents.

                      SECTION 4.                                Covenants.

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement and until the Discharge of Obligations:

4.1           Delivery of Instruments, Certificated Securities and Chattel Paper

.  If any amount in excess of $50,000 payable to a Grantor under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

4.2           Maintenance of Insurance.

(a)           Such Grantor will maintain, with financially sound and reputable companies, insurance policies insuring such Grantor and the Collateral Agent against liability for personal injury and property damage relating to Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

(b)           All such insurance shall (i) name the Collateral Agent as an additional insured party or loss payee and (ii) be reasonably satisfactory in all other respects to the Collateral Agent.

(c)           The Borrower shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

4.3           Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)           Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such

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further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

4.4           Changes in Name, etc.

  Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other executed documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3 or (ii) change its name.

4.5           Notices

.  Such Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Loan Documents) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6           Investment Property.

(a)           If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock (constituting Collateral hereunder) of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of the Investment Property constituting Collateral hereunder upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of such Investment

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Property or any property shall be distributed upon or with respect to such Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)           Without the prior written consent of the Collateral Agent or except as permitted under the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, unless all such Capital Stock is pledged by such Grantor to the Collateral Agent, for the ratable benefit of the Secured Parties, to the extent such pledge is required under this Agreement or any other Loan Document, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof constituting Collateral hereunder (except pursuant to a transaction that is permitted by the Loan Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof constituting Collateral hereunder, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)           In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Investment Property issued by it.

(d)           With respect to any Pledged Stock in the form of uncertificated securities as defined in Section 8-102(18) of the New York UCC, the Grantor shall promptly instruct the Issuer thereof to indicate (and each Issuer who is a Grantor hereunder shall promptly so indicate) clearly in writing in its stock book or other comparable books and records that the Pledged Stock is subject to the security interest of the Collateral Agent under this Agreement.  Each Grantor that is an Issuer of Pledged Stock in the form of uncertificated securities as defined in Section 8-102(18) of the New York UCC further agrees to comply with instructions originated by the Collateral Agent with respect to such Pledged Stock without further consent by the Grantor that is the registered owner of such Pledged Stock.

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4.7           Intellectual Property.

(a)           Except in such Grantor’s reasonable business judgment, each Grantor will not knowingly do any act or knowingly omit to do any act whereby any Trademark constituting Collateral hereunder may become invalidated or impaired in any way.

(b)           Each Grantor will not knowingly do any act, or knowingly omit to do any act, that could reasonably be expected cause any Patent owned, used or held by such Grantor to become forfeited, abandoned or dedicated to the public.

(c)           Except in such Grantor’s reasonable business judgment, each Grantor will not knowingly do any act or knowingly omit to do any act whereby any portion of the Copyrights owned, used or held by such Grantor may become invalidated or otherwise impaired nor knowingly do any act whereby any portion of the Copyrights owned, used or held by such Grantor may fall into the public domain.

(d)           Such Grantor will not do any act that knowingly uses any Intellectual Property owned by such Grantor to infringe the intellectual property rights of any other Person.

(e)           Such Grantor will notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor has become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property constituting Collateral hereunder or such Grantor’s right to register the same or to own and maintain the same.

(f)           Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)           Each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property constituting Collateral hereunder, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

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(h)           In the event that any Intellectual Property constituting Collateral hereunder is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property including, without limitation, suing for infringement, misappropriation or dilution, to seek injunctive relief and seeking to recover any and all damages for such infringement, misappropriation or dilution.

(i)           Grantor will notify the Collateral Agent and Secured Parties promptly if it knows, or has reason to know, that any action or proceeding becomes pending, or, to the knowledge of Grantor, threatened, which asserts infringement by Grantor of any intellectual property rights owned by another entity.

4.8           Commercial Tort Claims

.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a reasonably expected value in excess of $50,000, such Grantor shall within 45 days of obtaining such interest advise the Collateral Agent thereof and, if requested by the Collateral Agent in writing, within 30 days after such request sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

4.9           Subsidiaries.

(a)           Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all financing statements and other documents and information reasonably requested by the Collateral Agent to acquire or maintain the validity, perfection and priority of the security interests provided for herein, and solely to the extent permitted under the Credit Agreement, (i) sell, assign, pledge, transfer, exchange, or otherwise dispose of, or grant any option with respect to, as the case may be, any Collateral to any Subsidiary or (ii) make any contribution, distribution or other payment to any Subsidiary unless, in each case, such Subsidiary is a Grantor under this Agreement and the Capital Stock of such Subsidiary constitutes Pledged Shares hereunder.

(b)           In the event that any non-Grantor Subsidiary of such Grantor has or acquires more than de minimus property or assets constituting Collateral, such non-Grantor Subsidiary shall promptly, but in no even more than five Business Days thereafter, become a Grantor under this Agreement, and Grantor or Grantors holding the Capital Stock of such Subsidiary shall take all necessary actions to ensure that such Capital Stock constitutes Pledged Shares hereunder.

SECTION 5.                                Remedial Provisions.

5.1           Certain Matters Relating to Receivables.

(a)           The Collateral Agent shall have the right at reasonable times and with reasonable notice to make test verifications of the Receivables constituting Collateral hereunder in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications.  At any time (but no more frequently than once per fiscal year (unless an Event of Default shall have occurred and be

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continuing, in which case there shall be no limits), upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall use commercially reasonable efforts to cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables constituting Collateral hereunder.

(b)           The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At the Collateral Agent’s request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables constituting Collateral hereunder, including, without limitation, all original orders, invoices and shipping receipts.

5.2           Communications with Obligors; Grantors Remain Liable.

(a)           The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables constituting Collateral hereunder and parties to the Contracts constituting Collateral hereunder to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables or Contracts.

(b)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables constituting Collateral hereunder and parties to the Contracts constituting Collateral hereunder that such Receivables and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the

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Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3           Pledged Stock.

(a)           Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property constituting Collateral hereunder and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property constituting Collateral hereunder upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has

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occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

5.4           Proceeds to be Turned Over to Collateral Agent

.  In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds constituting Collateral hereunder received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds constituting Collateral hereunder while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5           Application of Proceeds

.  At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Collateral Agent under the Loan Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Discharge of Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

5.6           Code and Other Remedies

.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any

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kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, subject to the requirements of applicable law, in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.7           Registration Rights

(a)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

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(b)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

5.8           Subordination

.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

5.9           Deficiency

.  The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 6.                                The Collateral Agent.

6.1           Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.  At any time when an Event of Default has occurred and is continuing and without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)           pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

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(iv)           execute, in connection with any sale provided for in Section 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Notwithstanding anything to the contrary in this Section 6.1(a), the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be

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payable on any category of past due Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2           Undertaking of the Collateral Agent.

(a)           Subject to, and in accordance with the terms of the Credit Agreement, this Agreement and the other Security Documents, the Collateral Agent will, for the benefit solely and exclusively of the Secured Parties:

(i)           accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(ii)           take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii)           deliver and receive notices pursuant to the Security Documents;

(iv)           sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(v)           remit as provided in Section 5.5 all cash proceeds, cash equivalents and other distributions of or in respect of Collateral received by it from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(vi)           execute and deliver amendments to this Agreement as from time to time authorized pursuant to Section 7.1; and

(vii)           release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 7.16.

(b)           Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in this Section 6.2 and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

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(c)           Notwithstanding anything to the contrary contained in this Agreement or any other Security Document or Loan Document, the Collateral Agent may commence, or consent to or otherwise sustain any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (including actions as necessary to prove, protect or preserve the Liens securing the Obligations); provided that it shall not be required to do so unless and until it shall have been directed by an Act of Required Lenders and then only in accordance with the provisions of this Agreement and the other Security Documents and Loan Documents.

6.3           Immunities of the Collateral Agent.

(a)           No Implied Duty.  The Collateral Agent will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed or taken by it in this Agreement and the other Security Documents and Loan Documents.  The Collateral Agent will not be required to take any action that is contrary to Applicable Law or any provision of this Agreement or the other Security Documents or Loan Documents.

(b)           Appointment of Agents and Advisors.  The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require.

(c)           Solicitations of Instructions.

(i)           The Collateral Agent may at any time solicit written confirmatory instructions from the Lenders in the form of an Act of Required Lenders or otherwise, or in the form of an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents or Loan Documents.

(ii)           No written direction given to the Collateral Agent by an Act of Required Lenders that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Security Documents or Loan Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

(e)           Exculpation.  Neither the Collateral Agent nor any of its respective directors, officers, employees or agents shall be liable to any Secured Party or Grantor for any action taken or omitted to be taken by it under this Agreement or any other Security Document or Loan Document, or in connection herewith or therewith, except as provided herein and except for its own willful misconduct or gross negligence as determined in the final judgment of a court of competent jurisdiction, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any

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other Security Document or Loan Document, nor to make any inquiry respecting the performance by any Grantor of its Obligations.  Any such inquiry which may be made by the Collateral Agent shall not obligate it to make any further inquiry or to take any action.

(f)           Documents in Satisfactory Form.  The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it and not inconsistent with the terms of this Agreement, the other Security Documents and the Loan Documents.

(g)           Entitled to Rely.  The Collateral Agent may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Lender or Secured Party, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.  The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents or Loan Documents has been duly authorized to do so (including for purposes of releasing any Collateral in accordance with the provisions of the applicable Loan Documents or Security Documents).  To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may reasonably rely conclusively on such Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be a full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

(h)           Default.  The Collateral Agent will not be required to inquire as to the occurrence or absence of any Default or Event of Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Default or Event of Default unless and until it is directed by an Act of Required Lenders.

(i)           Actions by Collateral Agent.  As to any matter not expressly provided for by this Agreement or the other Security Documents or Loan Documents, the Collateral Agent will act or refrain from acting as directed by an Act of Required Lenders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Obligations.

(j)           Security or Indemnity in favor of the Collateral Agent.  The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights

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hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

(k)           Rights of the Collateral Agent.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents or Loan Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Documents or Loan Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

6.4           Release of Liens.  The Collateral Agent will not release any Lien of the Collateral Agent or consent to the release of any Lien of the Collateral Agent, except:

(a)           as permitted by Section 7.16; or

(b)           as ordered pursuant to applicable law under a final order or judgment of a court of competent jurisdiction.

6.5           Enforcement of Liens

.  Each Secured Party hereby agrees to promptly notify the Collateral Agent in writing of any Default or Event of Default arising under the Loan Documents.  If the Collateral Agent at any time receives written notice that any Default or Event of Default has occurred, the Collateral Agent will promptly deliver written notice thereof to the Borrower and each Secured Party.  In the event any Secured Party, following the delivery of (and with reference to) any such notice, requests in writing that the Collateral Agent pursue any lawful action described in the immediately succeeding sentence, the Collateral Agent shall notify the Borrower and each other Secured Party thereof in writing and seek the consent of the Required Lenders to pursue such action (it being understood that the Collateral Agent shall not be required to advise the Required Lenders to pursue such action).  Following receipt of any notice that a Default or Event of Default has occurred and until such time as it receives a notice by such Secured Party rescinding such Default or Event of Default, the Collateral Agent may await direction by an Act of Required Lenders and will act, or decline to act, as directed by an Act of Required Lenders, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Lenders.  Subsequent to the Collateral Agent delivering written notice to the Borrower and each Secured Party that any Default or Event of Default has occurred entitling the Collateral Agent to foreclose upon, collect or otherwise enforce its Liens thereunder, then, unless it has been directed to the contrary by an Act of Required Lenders, the Collateral Agent in any event may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem

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necessary or advisable to protect or preserve its interest in the Collateral subject thereto and the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents.

6.6           Duty of Collateral Agent

.  To the full extent permitted by applicable law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, except as provided herein.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.7           Execution of Financing Statements

.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

6.8           Authority of Collateral Agent

.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the relevant Loan Documents, and by such other agreements with respect thereto as may exist from time to time among any of them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.9           Intercreditor Arrangements

.  Each party hereto (and each Secured Party) acknowledges and agrees that the Collateral Agent may act in accordance with, and shall be required to take certain actions as required by, the terms of Section 8 of the Credit Agreement.  Each of the parties hereto (and each Secured Party) acknowledges and agrees that any such actions shall be permitted, and further agrees that in the event of a conflict between the

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provisions of this Agreement, including Section 5 and Section 6.1 hereof, and the Credit Agreement, the relevant provisions of the Credit Agreement shall control.  The parties hereto (and each Secured Party) also acknowledge and agree that the Collateral Agent shall have the benefit of the provisions contained in the Credit Agreement.

SECTION 7.                                Miscellaneous.

7.1           Amendments.

(a)           No amendment, supplement or other modification to the provisions of any Security Document will be effective without the approval of the Collateral Agent and the Required Lenders, except that:

(i)           any amendment, supplement or other modification that has the effect solely of adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of the Loan Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the Borrower or any other applicable Grantor party thereto and the Collateral Agent; and

(ii)           no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its capacity as such will become effective without the consent of the Collateral Agent.

(b)           Notwithstanding paragraph (a) above, the Collateral Agent and the Borrower (and/or each other applicable Grantor) may, without the consent of any Secured Party, enter into any amendment, supplement or other modification of a Security Document to cure any ambiguity or to correct or supplement any provision in such document that may be inconsistent with any other provision of a Security Document or to further the intended purposes thereof.

(c)           The Collateral Agent will deliver a copy of each amendment, supplement or other modification to the Security Documents to each Secured Party upon request.  Each Secured Party understands and agrees that it will be bound by any such amendment.

7.2           Notices

.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.3 of the Credit Agreement, to the Borrower, the Collateral Agent and each Lender or Secured Party at its address as provided in the Credit Agreement, and each Grantor (other than the Borrower) at its address set forth on Schedule 1 hereto.

7.3           No Waiver by Course of Conduct; Cumulative Remedies

.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude

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any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4           Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Grantor or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

(b)           Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 8.1 of the Credit Agreement or the relevant provisions of any other Loan Document.

(d)           The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Loan Documents.

7.5           Security Interest Absolute

.  All rights of the Collateral Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any Grantor or other obligor in respect of the Obligations other than the Discharge of Obligations.

7.6           Successors and Assigns

.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.7           Set-Off; Limitation on Individual Actions.

(a)           In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such

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Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Secured Party agrees promptly to notify in writing the relevant Grantor and the Collateral Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

(b)           NOTWITHSTANDING THE FOREGOING SUBSECTION (a) OR ANY CONTRARY PROVISION CONTAINED IN ANY LOAN DOCUMENT, AT ANY TIME THAT ANY OBLIGATION SHALL BE SECURED BY ANY INTEREST IN ANY REAL PROPERTY LOCATED IN CALIFORNIA, NO SECURED PARTY (OTHER THAN THE COLLATERAL AGENT) SHALL EXERCISE ANY REMEDIES AGAINST ANY LOAN PARTY OR ANY PROPERTY THEREOF, INCLUDING WITHOUT LIMITATION, A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT (ALTHOUGH A SECURED PARTY CAN ACCELERATE THE MATURITY OF ANY LOAN OR OTHER OBLIGATION IN ACCORDANCE WITH THE TERMS OF THE LOAN DOCUMENTS) UNLESS IT IS TAKEN PURSUANT TO AN ACT OF REQUIRED LENDERS) OR APPROVED IN WRITING BY THE COLLATERAL AGENT; PROVIDED THAT IF REPUTABLE OUTSIDE CALIFORNIA COUNSEL TO SUCH SECURED PARTY PROVIDES ITS WRITTEN LEGAL OPINION (WITHOUT ANY MATERIAL QUALIFICATION OR EXCEPTION) TO THE EFFECT THAT SUCH SETOFF OR ACTION OR PROCEEDING WOULD NOT (PURSUANT TO APPLICABLE CALIFORNIA STATE LAW, INCLUDING, WITHOUT LIMITATION, SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE) ADVERSELY AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE LOAN DOCUMENTS OR THE ENFORCEABILITY OF THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, THEN SUCH ACTION MAY BE TAKEN OR COMMENCED SO LONG AS THE RESPECTIVE SECURED PARTY PROVIDES AT LEAST FIVE BUSINESS DAYS’ ADVANCE WRITTEN NOTICE THEREOF TO THE COLLATERAL AGENT (TOGETHER WITH A COPY OF THE RESPECTIVE OPINION OF CALIFORNIA COUNSEL).  ANY ATTEMPTED EXERCISE BY ANY SECURED PARTY OF ANY SUCH RIGHT IN CONTRAVENTION OF THE FOREGOING PROVISIONS SHALL BE NULL AND VOID.  THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE SECURED PARTIES AND THE COLLATERAL AGENT, AND MAY BE AMENDED BY AN ACT OF REQUIRED LENDERS.

7.8           Counterparts

.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic transmission or facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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7.9           Severability

.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.10           Section Headings

.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.11           Integration

.  This Agreement, the Credit Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

7.12           GOVERNING LAW

.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.13           Submission To Jurisdiction; Waivers

.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, the Credit Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages;

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(f)           acknowledges and affirms that it understands that to the extent the Obligations are secured by real property located in the State of California, such Grantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Grantor’s or any Secured Parties’ right to proceed against the Borrower or any other Grantor;

(g)           waives (to the fullest extent permitted by applicable law) all rights and defenses under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure;

(h)           waives (to the fullest extent permitted by applicable law), without limiting the generality of the foregoing or any other provision hereof, all rights and defenses which might otherwise be available to such Grantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code; and

(i)           waives, until the Obligations have been paid in full in cash, its rights of subrogation and reimbursement and any other rights and defenses, in each case available to such Grantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code because the Obligations are secured by real property, including, without limitation, (1) any defenses such Grantor may have to the guarantee provided under this Agreement by reason of an election of remedies by the Secured Parties and (2) any rights or defenses such Grantor may have by reason of protection afforded to the Borrower or any other Grantor pursuant to the antideficiency or other laws of California limiting or discharging the Borrower’s or such Grantor’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.  In furtherance of such provisions, each Grantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Grantor’s rights of subrogation and reimbursement against the Borrower or any other Grantor by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

7.14           Acknowledgements

.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Credit Agreement and the other Loan Documents to which it is a party;

(b)           neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Credit Agreement or any other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby, by this Agreement, the Credit Agreement or the other Loan Documents or

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otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.15           Additional Grantors.

(a)           Each Subsidiary of a Grantor that is required to become a party to or a Grantor under this Agreement pursuant to any relevant provision of this Agreement or any other Loan Document shall execute and deliver to Collateral Agent an Assumption Agreement in the form of Annex 1 hereto, and shall become a Grantor for all purposes of this Agreement upon such execution and delivery.

7.16           Continuing Security Interest; Releases of Collateral.

(a)           This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Discharge of Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each of the Secured Parties and their respective permitted successors, transferees and assigns.

(b)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction permitted under the Credit Agreement or otherwise consented to as provided therein, or (ii) under the circumstances described in Section 7.16(d) below.

(c)           Upon the Discharge of Obligations, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(d)           For avoidance of doubt, (i) upon (x) any sale, assignment, disposition or other transfer by any of the Grantors of any Collateral that is permitted under the Credit Agreement or (y) the effectiveness of any written consent to the release of the security interest granted pursuant to the Credit Agreement or hereby in any Collateral, the security interest in such Collateral (but not any proceeds thereof) shall be automatically released.

(e)           Upon any termination described above, the Collateral Agent will, at the Grantor’s expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, and the Collateral Agent shall be entitled to rely conclusively on, without independent investigation, a certificate of the applicable Grantor certifying that any specific sale, assignment, disposition or other transfer of any Collateral is permitted under the Credit Agreement.

7.17           WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR

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PROCEEDING RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

COMMUNICATION INTELLIGENCE CORPORATION,

as Borrower and as a Grantor

By: /s/ Francis V. Dane

Name: Francis V. Dane

Title: Chief Financial Officer

CIC ACQUISITION CORP.,
as Grantor

By: /s/ Francis V. Dane

Name: Francis V. Dane

Title:

SG PHOENIX LLC,
as Collateral Agent

By: /s/ Andrea Goren

Name: Andrea Goren

Title:Member

EXHIBIT 10-42

Acknowledged and Agreed to:

PHOENIX VENTURE FUND LLC,
as a Secured Party

By: SG Phoenix Ventures LLC,
 its Managing Member

By: /s/ Andrea Goren
Name: Andrea Goren
Title: Member

                                                                                                                /s/   Micheal Engmann

MICHAEL ENGMANN, as a Secured Party

                                                                                                        /s/  Ronald Goodman

RONALD GOODMAN, as a Secured Party